UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 23, 2021

BANC OF CALIFORNIA, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 MacArthur Place, Santa Ana, California	92707
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (855) 361-2262
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BANC	New York Stock Exchange
Depositary Shares each representing a 1/40th interest in a share of 7.00% Non-Cumulative Perpetual Preferred Stock, Series E	BANC PRE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 28, 2021, Banc of California, Inc. (the “Company”) and Banc of California, National Association (the “Bank”), a wholly owned subsidiary of the Company, announced the appointment of Diana Hanson, age 52, as Senior Vice President and Chief Accounting Officer, effective August 16, 2021. Ms. Hanson succeeds Mike Smith who resigned from the Company effective August 6, 2021.
Ms. Hanson joins the Bank most recently from First Choice Bancorp, where she served as Senior Vice President and Chief Accounting Officer since 2019. Prior to that, Ms. Hanson was employed by Pacific Western Bank, the subsidiary bank of PacWest Bancorp, in a number of finance and accounting leadership roles, including Senior Vice President, Director of Accounting Policy and Senior Vice President, Division Controller and SOX Manager. Earlier in her career, Ms. Hanson held positions at Community Bancorp and Community Bank of Nevada, a subsidiary of Community Bancorp; Bank of Nevada, a subsidiary of Western Alliance Bancorporation; and Bank of America. She began her career as an auditor with Deloitte & Touche in Chicago, Illinois. Ms. Hanson holds a B.S. in Accounting from Babson College and is a Certified Public Accountant (inactive).
In connection with her appointment, Ms. Hanson and the Bank entered into an offer letter on July 23, 2021 (the “Offer Letter”). Pursuant to the Offer Letter, Ms. Hanson will receive an annual base salary of $270,000, which may be modified from time to time as determined by the Bank’s management in its sole discretion. In addition, Ms. Hanson will be eligible to receive an annual cash bonus with an annual target bonus opportunity up to 42% of annual base salary in effect (the “Target Bonus”). The actual annual cash bonus, which may be less than the Target Bonus, will depend on the level of achievement of applicable goals and financial results and the size of the bonus pool set by the Bank’s board of directors. Ms. Hanson will receive a cash sign-on bonus of $50,000 provided she is continuously employed for the first 90 days following her start date.
Ms. Hanson will also be eligible to participate in the Company’s equity incentive plan and receive long term equity (“LTI”) awards on a periodic basis at the discretion of the Company’s Compensation, Nominating and Governance Committee (the “Compensation Committee”). Any LTI awards will be subject to the discretion of the Compensation Committee and the terms of the Company’s equity incentive plan. In addition, promptly following her employment start date, Ms. Hanson will be granted $135,000 of restricted stock units subject to service-based vesting conditions.
Ms. Hanson has no arrangement or understanding between her and any other person required to be disclosed pursuant to Item 401(b) of Regulation S-K and has no family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K.
On July 28, 2021, the Company issued a press release with respect to these matters. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.
99.1    Banc of California, Inc. Press Release dated July 28, 2021
104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANC OF CALIFORNIA, INC.
July 28, 2021

/s/ Ido Dotan
Ido Dotan
Executive Vice President, General Counsel and Corporate Secretary